EXHIBIT 32.1

CERTIFICATION OF PRINCIPAL EXECUTIVE OFFICER

PURSUANT TO 18 U.S.C. SECTION 1350,

AS ADOPTED PURSUANT TO SECTION 906 OF

THE SARBANES-OXLEY ACT OF 2002

In connection with the Quarterly Report of Flywheel Advanced Technology, Inc. (the “Company”) on Form 10-Q for the period ended December 31, 2024, as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, Luk Yuen Leung, President and Chief Executive Officer of the Company, certify, pursuant to 18 U.S.C. § 1350, as adopted pursuant to § 906 of the Sarbanes-Oxley Act of 2002, that:

(1)	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

Dated: February 13, 2025	By:	/s/ Luk Yuen Leung
Luk Yuen Leung
President and Chief Executive Officer
(Principal Executive Officer and Principal Financial and Accounting Officer)